EXHIBIT 23.1





   Consent of Independent Public Accountants
To the Board of Directors
JLM Couture, Inc.
 As independent public accountants, we hereby consent to the incorporation of our report dated January 10, 2002 included in this Form 10-KSB, into the Company's previously filed
 Registration Statement File Nos. 333-48477 and 333-56434.

                                        GOLSTEIN GOLUB KESSLER LLP


New York, New York
February 13, 2002